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                                                                    EXHIBIT 99.1


Laura Crowley                                                Gina Tetreault
General Magic, Inc.                                          General Magic, Inc.
1 + 408 774 4457                                             1 + 408 774 4420
                                                             ir@generalmagic.com

               GENERAL MAGIC ANNOUNCES FIRST QUARTER 2001 RESULTS

        BOARD ANNOUNCES INTENTION TO APPOINT SUE SWENSON AS NEW CHAIRMAN

      SUNNYVALE, Calif. (May 2, 2001) - General Magic, Inc. (Nasdaq: GMGC), a pioneer in voice application software and services, today announced its operating results for the first quarter ended March 31, 2001.

      Revenue for the first quarter ended March 31, 2001, was $1.2 million, compared to $2.6 million in the first quarter of 2000. The Company incurred a net loss of $7.2 million, or $0.11 per diluted share, in the first quarter of 2001, an improvement compared to a net loss of $12.2 million or $0.26 per diluted share, in the first quarter of 2000. The net loss for the first quarter of 2001 included an $133 thousand non-cash adjustment to accumulated deficit related to dividends on preferred stock and favorable redemption rights on warrants for Series H preferred stock, compared to a $148 thousand adjustment related to dividends on preferred stock during the same period of 2000.

      Operating expenses for the first quarter of 2001 were $8.6 million, an improvement compared to $14.9 million for the first quarter of 2000.

      Cash and short-term investments totaled $17.3 million, as of March 31, 2001, compared to $19.0 million as of December 31, 2000. As of March 31, 2001, there were 67.5 million shares of common stock outstanding.

NEW ADDITIONS TO MANAGEMENT

      The Board of Directors has expressed its intention to appoint Sue G. Swenson as Chairman of the Board. Ms. Swenson has served as a director of the Company


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since August 1997. Ms. Swenson is President and Chief Operating Officer of Leap
Wireless International, Inc. Prior to July 1999, Ms. Swenson was President and Chief Executive Officer of Cellular One. Ms. Swenson is also a director of Leap Wireless International, Inc., Wells Fargo & Company, and Palm, Inc. Dr. Steve Markman will continue on as a founding member of General Magic's Industry Advisory Board, established to provide the company with ongoing insight into a fast-paced, evolving market.

      Mr. Mark Strumwasser recently joined General Magic as vice president of sales and market development to oversee sales and channel development.
Mr. Strumwasser brings experience in the voice market as well as in channel development and has a demonstrated sales management track record, leading a previous sales organization from $85m to $600m in revenue in 5 years.

RAISING ADDITIONAL CAPITAL

      During the quarter the Company raised $4.8 million through the investment banking firm of Ladenburg Thalman & Co. and announced an agreement with Paul Revere Capital to raise an additional $2 million in capital.

      "Despite the challenging business climate, we have made positive gains in the market and continue to focus on the execution of our business plan," said Kathie Layton, president and chief executive officer of General Magic. "We believe that the completion of the nationwide roll out of the OnStar Virtual Advisor in the first half of this year, and an anticipated increase in sales of our products and services including the magicTalk Voice Gateway lead to financial growth in the second half of 2001."


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COMPANY UPDATE

      General Magic announced this quarter the availability of its VoiceXML-based magicTalk(TM) Voice Gateway. The Voice Gateway is the first in a comprehensive suite of software products from General Magic designed to enable businesses around the globe to quickly, efficiently and profitably develop and deploy voice solutions for the Web and enterprise. Early licensees of the magicTalk Voice Gateway include BTexact, British Telecommunications plc's research and technology business, Tubedale Communications and Empower Interactive.

ABOUT GENERAL MAGIC

General Magic provides software and supporting voice dialog design and hosting services that enable companies to quickly and efficiently provide anytime, anywhere access to information and services over the telephone. General Magic's VoiceXML-based solutions enable businesses to easily integrate voice access into enterprise applications using a broad selection of speech recognition technologies and telephony interfaces. These solutions help businesses improve customer relations, deliver value-added service and provide unlimited access to content. General Magic is headquartered in Sunnyvale, California. For additional information, visit the company's web site at http://www.generalmagic.com

      General Magic notes that the forward-looking statements in this press release involve known and unknown risks, uncertainties and other factors that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. These include, among others, risks and uncertainties concerning the adequacy of the Company's financial resources to execute its business plan; market acceptance of the Company's technologies and services; the Company's ability to attract, retain and motivate key technical, marketing and management personnel; the ability of the Company to establish and maintain relationships with businesses that have high volume customer interactions, and to establish alliances with companies that offer technology solutions for such businesses; the challenges inherent in the development, delivery and implementation of complex technologies; the ability of the Company's third party technology partners to timely develop, license or support technology necessary to the Company's services; and the Company's ability to respond to competitive developments. These and other risks and uncertainties are detailed in General Magic's Registration Statement on Form 10-K filed with the Securities and Exchange Commission on April 2, 2001.

      General Magic and magicTalk are trademarks of General Magic, Inc., which may be registered in some jurisdictions.


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                                      # # #

                            FINANCIAL TABLES ATTACHED

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                               GENERAL MAGIC, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                      ASSETS
                                                                                        MARCH 31,      DECEMBER 31,
                                                                                           2001            2000
                                                                                        ---------      ------------
Current assets:
  Cash and cash equivalents                                                             $  11,984       $  12,344
  Short-term investments                                                                    5,268           6,700
  Accounts Receivable                                                                       1,116           1,924
  Other current assets                                                                        556             747
                                                                                        ---------       ---------
    Total current assets                                                                   18,924          21,715
                                                                                        ---------       ---------
Property and equipment, net                                                                 7,343           8,761
Other assets                                                                                  470             497
                                                                                        ---------       ---------
    Total assets                                                                        $  26,737       $  30,973
                                                                                        =========       =========

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                                      $     861       $   1,888
  Accrued expenses                                                                          3,095           3,763
  Deferred revenue and other current liabilities                                               50             280
                                                                                        ---------       ---------
    Total current liabilities                                                               4,006           5,931
Other long-term liabilities                                                                 2,089           2,161
                                                                                        ---------       ---------
    Total liabilities                                                                   $   6,095       $   8,092
                                                                                        =========       =========
Commitments
Redeemable, convertible Series D preferred stock, $0.001 par value
  Stated at involuntary liquidation preference;
  Authorized: 2 shares; issued and outstanding:  2000 -- 0; 1999 -- 1                   $   2,046       $   2,023

Stockholders' equity:
Convertible preferred stock, $0.001 par value
  Authorized: 482 shares; issued and outstanding:  2000 -- 55;                                  2               2
  1999 -- 53
Common  stock, $0.001 par  value;  authorized: 150,000 shares;
  Issued and outstanding: 2000 -- 64,814; 1999 -- 43,248                                       67              65
Additional paid-in capital                                                                339,509         334,544
Accumulated other comprehensive loss                                                            1              (3)
Accumulated deficit                                                                      (320,780)       (313,547)
                                                                                        ---------       ---------
                                                                                           18,799          21,061
 Less treasury stock, at cost: 2000 -- 46; 1999 -- 46                                        (203)           (203)
                                                                                        ---------       ---------
    Total stockholders' equity                                                             18,596          20,858
                                                                                        ---------       ---------
                                                                                        $  26,737       $  30,973
                                                                                        =========       =========


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                               GENERAL MAGIC, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                           THREE-MONTH PERIODS
                                                                                              ENDED MARCH 31,
                                                                                         -----------------------
                                                                                           2001           2000
                                                                                         --------       --------
Revenues:
  Service revenue .................................................................      $  1,200       $  2,590
  Licensing revenue ...............................................................            16              6
  Other revenue ...................................................................            --             --
                                                                                         --------       --------
      Total revenue ...............................................................         1,216          2,596
  Costs and expenses:
    Cost of revenue ...............................................................           524          1,171
    Network operations ............................................................         1,542          3,080
    Research and development ......................................................         1,453          2,130
    Selling, general and administrative ...........................................         3,611          7,053
    Depreciation and amortization .................................................         1,450          1,484
                                                                                         --------       --------
      Total costs and expenses ....................................................         8,580         14,918
                                                                                         ========       ========
Loss from operations ..............................................................        (7,364)       (12,322)
Other income, net .................................................................           264            279
                                                                                         --------       --------
Loss before income taxes ..........................................................        (7,100)       (12,043)
Income taxes ......................................................................             1             20
                                                                                         --------       --------
      Net loss ....................................................................      $ (7,101)      $(12,063)
                                                                                         ========       ========
Dividends on preferred stock ......................................................           (76)          (148)
Favorable redemption rights on warrants for  Series H preferred ...................           (57)            --
Loss applicable to common stockholders ............................................      $ (7,234)      $(12,211)
                                                                                         ========       ========

Basic and diluted loss per share ..................................................      $  (0.11)      $  (0.26)
                                                                                         --------       --------
Shares used in computing per share amounts ........................................        66,904         47,872

Net loss applicable to common shareholders for the three-month period ended March 31, 2001 includes the net loss for the period and $133 thousand in adjustments to accumulated deficit related to dividends on preferred stock and favorable redemption rights on warrants for Series H preferred stock during the period. Net loss applicable to common shareholders for the three-month period ended March 31, 2000 includes the net loss for the period and $148 thousand in adjustments to accumulated deficit related to dividends on preferred stock during the period.